EXHIBIT  3.4
CERTIFICATE  OF  DESIGNATIONS,  PREFERENCES  AND  RIGHTS
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                  PHOTOLOFT.COM

     Photoloft.Com, (the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Nevada, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation of the Company, and pursuant to the General Corporation Law of' the State of Nevada, the Board of Directors of the Company at a meeting duly held, adopted resolutions (i) authorizing a series of the Company's authorized preferred stock, $.001 par value per share, and (ii) providing for the designations, preferences and relative, participating, optional or other fights, and the qualifications, limitations or restrictions thereof, of 125 shares of Series A Convertible Preferred Stock of the Company, as follows:


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     RESOLVED,  that  the  Company is authorized to issue 125 shares of Series A
Convertible Preferred Stock (the "SERIES A PREFERRED SHARES"), $.001 par value per share, which shall have the following powers, designations, preferences and other special rights:

(1)     Dividends.  The  Series A Preferred Shares shall not bear any dividends.
        ---------

(2)  Holder's  Conversion  of  Series  A.  Preferred Shares.A holder of Series A
   ---------------------------------------------------------
Preferred Shares shall have the right, at such holder's option, to convert the Series A Preferred Shares into shares of the Company's common stock, $.001 par value per share (the "COMMON STOCK"), on the following terms and conditions:

     (a)  Conversion  Right.Subject to the provisions of Sections 2(g), and 3(a)
          ------------------
below, at any time or times on or after the earlier of (i) 90 days after the Issuance Date (as defined herein), (ii) 5 days after receiving a "no-review" status from the U.S. Securities and Exchange Commission (the "SEC") in connection with a registration statement ("REGISTRATION STATEMENT") covering the resale of Common Stock issued upon conversion of the Series A Preferred Shares and required to be filed by the Company pursuant to the Registration Rights Agreement between the Company and its initial holder(s) of Series A Preferred Shares (the "REGISTRATION RIGHTS AGREEMENT"), (iii) the date that the Registration Statement is declared effective by the U.S. Securities and Exchange Commission (the "SEC") any holder of Series A Preferred Shares shall be entitled to convert any Series A Preferred Shares into fully paid and nonassessable shares (rounded to the nearest whole share in accordance with Section 2(h) below) of Common Stock, at the Conversion Rate (as defined below); provided, however, that in no event other than upon a Mandatory Conversion pursuant to
Section 2(g) hereof, shall any holder(s) be entitled to convert Series A Preferred Shares in excess of that number of Series A Preferred Shares which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 4.9% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder(s) and its affiliates shall include the number of shares of Common Stuck issuable upon conversion of the Series A Preferred Shares with respect to which the determination of such proviso is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) conversion of the remaining, non-converted Series A Preferred Shares beneficially owned by the holder(s) and its affiliates beneficially owned by the holder and its affiliates. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended,


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
     (b)  Conversion  Rate.The  number  of  shares of Common Stock issuable upon
          -----------------
conversion of each of the Series A Preferred Shares pursuant to Section (2)(a) shall be determined according to the following formula (the "CONVERSION RATE");

                          (.05)(N/365)(10,000) + 10,000
                          -----------------------------
                                CONVERSION PRICE

For purposes of this Certificate of Designations, the following terms shall have the following meanings:

     (i) "CONVERSION PRICE" means as, of any Conversion Date (as defined below), the lower of the Fixed Conversion Price and the Floating Conversion Price, each in effect as of such date, if applicable, and subject to adjustment as provided herein;

     (ii) "FIXED CONVERSION PRICE" means 120% of the closing bid price (as reported by Bloomberg) of the Company's common stock on the Closing Date, subject to adjustment, as provided herein

     (iii) "FLOATING CONVERSION PRICE" means, as of any date of determination, the amount obtained by multiplying the Conversion Percentage in effect as of such date by the Average Market Price for the Common Stock of the last five (5) trading days immediately preceding the date of conversion;


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     (iv)  "CONVERSION  PERCENTAGE"  means  80% as adjusted as described herein;

     (v) "AVERAGE MARKET PRICE" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the Closing Bid Prices (as defined below) for such security for each trading day in such period;

     (vi) "CLOSING BID PRICE" means, for any security as of any date, the last closing bid price on the Nasdaq Small Cap (the "NASDAQ-SMALL CAP") as reported by Bloomberg Financial Markets ("BLOOMBERG"), or, if the Nasdaq-NM is not the principal trading market for such security, the last closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing sale price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no closing sale price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period); and

     (vii) "N" means the number of days from, but excluding, the Issuance Date through and including the Conversion Date for the Series A Preferred Shares for which conversion is being elected.

     (viii) "ISSUANCE DATE" means the date of issuance of the Series A Preferred Shares.

     (c)  Penalty  - Registration Statement.If the Registration Statement is not
          ----------------------------------
declared effective by the SEC on or before the one hundred and twentieth (120th) day following the Issuance Date (the "SCHEDULED EFFECTIVE DATE"), or if after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (whether because of a failure to keep the registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, to register sufficient shares of Common Stock or otherwise), then, as partial relief for the damages to any holder(s) by reason of any such delay in or reduction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies at law or in equity), the Conversion Percentage and the Fixed Conversion Price shall be adjusted as follows:

     (i) the Company will pay as liquidated damages ( the "LIQUIDATED DAMAGES") to the Buyer(s) a cash amount within three (3) business days of the end of the month equal two percent (2%) per month of the Liquidation Value of the Series A Preferred Shares outstanding as Liquidated Damages. (For example, if the Registration Statement becomes effective one (l) month after the Scheduled Effective Date, the Company will pay in cash to the Buyer(s) Twenty Five Thousand ($25,000) dollars in Liquidated Damages (2.0% of 1,250,000); and


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     (d)  Adjustment to Conversion Price - Dilution and Other Events.In order to
          -----------------------------------------------------------
prevent dilution of the rights granted under this Certificate of Designations, the Conversion Price will be subject to adjustment from time to time as provided in this Section 2(d).

     (i) Adjustment of Fixed Conversion Price upon Subdivision or Combination of
         -----------------------------------------------------------------------
Common  Stock.If  the  Company at any time subdivides (by any stock split, stock
--------------
dividend, re-capitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Fixed Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Fixed Conversion Price in effect immediately prior to such combination will be proportionately increased.

     (ii) Reorganization, Reclassification, Consolidation, Merger, or Sale. UPON
          ----------------------------------------------------------------
any re-capitalization, reorganization reclassification, consolidation merger, sale of a or substantially all of the Company's assets to another Person (as defined below) or other similar transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is (referred to herein as in "ORGANIC CHANGE"), all Series A Preferred Shares than outstanding shall automatically be converted into common Stock. For purposes of this Agreement, "PERSON" shall mean an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(iii)  Notices.
       --------

     (A) Immediately upon any adjustment of the Conversion Price, the Company will give written notice thereof to each holder of Series A Preferred Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

     (B) The Company will give written notice to each holder of Series A Preferred Shares at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

     (C) The Company will also give written notice to each holder of Series A Preferred Shares at least twenty (20) days prior to the date on which any Organic Change, dissolution or liquidation will take place.

     (e)  Purchase Rights.If at any time the Company grants, issues or sells any
          ----------------
Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the holder(s) of Series A Preferred


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
Shares will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder(s) had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Shares immediately before the date an which a record is taken for the grant issuance or sale of such Purchase
Rights, or, if no such record is taken, the date as of which the record holder(s) of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     (f)  Mechanics  of  Conversion.Subject  to the Company's inability to fully
          --------------------------
satisfy its obligations under a Conversion Notice (as defined below) as provided for in Section 5 below:

     (i)  Holder(s)  Delivery  Requirements.To convert Series A Preferred Shares
          ----------------------------------
into full shares of Common Stock on any date (the "CONVERSION DATE"), the holder(s) thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 11:59 p.m., Eastern Standard Time, on such date, a copy of a fully executed notice of conversion in the form attached hereto (the "CONVERSION NOTICE") to the Company or its designated transfer agent (the "TRANSFER AGENT"), and (B) surrender to a common carrier for delivery to the Company or the Transfer Agent as soon as practicable following such date, the original certificates representing the Series A Preferred Shares being converted (or an indemnification undertaking with respect to such shares in the case of their loss, theft or destruction) (the "PREFERRED STOCK CERTIFICATES") and the originally executed Conversion Notice. Upon such conversion by any such holder(s) the 5% per annum premium which has accrued shall be payable hereunder shall be paid in cash or common stock (based upon the Conversion Price) at such time at the election of each of the holder(s).

     (ii) Company's Response. Upon receipt by the Company of a facsimile copy of
          -------------------
a Conversion Notice, the Company shall immediately send, via Facsimile, a confirmation of receipt of such Conversion Notice to such holder(s). Upon receipt by the Company or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Conversion Notice, together with the originally executed Conversion Notice, the Company or the Transfer Agent (as applicable) shall, within five (5) business days following the date of receipt, (A) issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder(s) or its designee, for the number of shares of Common Stock to which the holder(s) shall be entitled or {B) credit the aggregate number of shares of Common Stock to which the holder shall be entitled to the holder(s) or its designee's balance account at The Depository Trust Company.

     (iii)  Failure to Issue Unrestricted Stock.  The Company's failure to issue
            -----------------------------------
unrestricted free trading stock to the Investors upon conversion shall be considered an Event of Default, which if not cured with ten (10) days, shall entitle the Investor full repayment of the convertible then outstanding. The Company acknowledges that failure to honor a Notice of Conversion shall cause definable financial hardship on the Investor(s).

     (iv) Dispute Resolution.In the case of a dispute as to the determination of
          -------------------
the Average Market Price or the arithmetic calculation of the Conversion Rate, the Company shall promptly issue to the holder the number of shares of Common


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Stock  that  is  not  disputed  and  shall submit the disputed determinations or arithmetic calculations to the holder(s) via facsimile within three (3) business days of receipt of such holder(s) Conversion Notice. If such holder(s) and the Company are unable to agree upon the determination of the Average Market Price or arithmetic calculation of the Conversion Rate within two (2) business days of such disputed determination or arithmetic calculation being submitted to the holder(s), then the Company shall within one (1) business day submit via facsimile (A) the disputed determination of the Average Market Price to an independent, reputable investment bank or (B) the disputed arithmetic calculation of the Conversion Rate to its independent, outside accountant. The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the holder(s) of the results no later than forty-eight (48) hours from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the ease may be, shall be binding upon all parties absent manifest error.

     (v)  Record  Holder(s).The person or persons entitled to receive the shares
          ------------------
of Common Stock issuable upon a conversion of Series A Preferred Shares shall be treated for all purposes as the record holder(s) of such shares of Common Stock on the Conversion Date.


     (g)  Mandatory  Conversion.If  any  Series  A  Preferred  Shares  remain
          ----------------------
outstanding on MARCH 3, 2002, then all such Series A Preferred Shares shall be converted as of such date in accordance with this Section 2 as if the holder(s) of such Series A Preferred Shares had given the Conversion Notice on MARCH 3, 2002, and the Conversion Date had been fixed as of MARCH 3, 2002, for all purposes of this Section 2, and all holders of Series A Preferred Shares shall thereupon and with two (2) business days thereafter surrender all Preferred Stock Certificates, duly endorsed for cancellation, to the Company or the Transfer Agent. No person shall thereafter have any rights in respect of Series A Preferred Shares, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 2.

     (h)  Fractional  Shares.The Company shall not issue any fraction of a share
          -------------------
of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of the Series A Preferred Shares by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of it share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.


(3)  Inability  to  Fully  Convert.
     ------------------------------

     (a)     Holder(s)  Option  if  Company  Cannot Fully Convert.If at any time
             -----------------------------------------------------
     after the earlier to occur of (i) effectiveness of the Registration Statement or (ii) ninety (90) days after the Scheduled Effective Date, upon the Company's


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
     receipt of a Conversion Notice, the Company does not issue shares of Common Stock which are registered for resale under the Registration Statement within five (5) business days of the time required in accordance with
     Section 2(t) hereof, for any reason or for no reason, including, without limitation, because the Company (x) does not have a sufficient number of shares of Common Stock authorized and available, (y) is otherwise prohibited by applicable law or by the roles or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over the Company or its Securities from issuing all of the Common Stock which is to be issued to a holder(s) of Series A Preferred Shares pursuant to a Conversion Notice or (z) fails to have a sufficient number of shares of Common Stock registered and eligible for resale under the Registration Statement, then the Company shall issue as many shares of Common Stock as it is able to issue in accordance with suck holder(s) Conversion Notice and pursuant to Section 2(f) above and, with respect to the unconverted Series A Preferred Shares, the holder(s), solely at such holder(s) option, can, in addition to any other remedies such holder may have hereunder, under the Securities Purchase Agreement (including indemnification under Section 8 thereof), under the Registration Rights Agreement, at law or in equity, elect to:

II) REQUIRE THE COMPANY TO REDEEM FROM SUCH HOLDER(S) THOSE SERIES A PREFERRED SHARES FOR WHICH THE COMPANY IS UNABLE TO ISSUE COMMON STOCK IN ACCORDANCE WITH SUCH HOLDER'S CONVERSION NOTICE ("MANDATORY REDEMPTION") AT A PRICE PER SERIES A PREFERRED SHARE (THE "MANDATORY REDEMPTION PRICE") EQUAL TO THE GREATER OF X) 120% OF THE LIQUIDATION VALUE OF SUCH SHARE AND (Y) THE REDEMPTION RATE AS OF SUCH CONVERSION DATE;

     (ii) if the Company's inability to fully convert Series A Preferred Shares is pursuant to Section 5(a)(z) above, require the Company to issue restricted shares of Common Stock in accordance with such holder's Conversion Notice and pursuant to Section 2if) above; or

     (iii) void its Conversion Notice and retain or have returned, as the case may be, the nonconverted Series A Preferred Shares that were to be converted pursuant to such holder's Conversion Notice.

     (4)  Reissuance of Certificates. In the event of a conversion or redemption
          -----------------------------
pursuant to this Certificate of Designations of less than all of the Series A Preferred Shares represented by a particular Preferred Stock Certificate, the Company shall promptly cause to be issued and delivered to the holder of such Series A Preferred Shares a Preferred stock certificate representing the remaining Series A Preferred Shares which have not been so converted or redeemed.

     (5) Reservation of Shares.The Company shall, so long as any of the Series A
         ----------------------
Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Shares, such number of Shares of Common


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Stock  as  shall from time to time be sufficient to affect the conversion of all of the Series A Preferred Shares. If at any time, the Company does not have available an amount of authorized and unissued shares of Common Stock necessary to satisfy full conversion of all of the Series A Preferred Shares outstanding, the Company shall call and hold a special shareholders meeting with thirty (30) days of such occurrence, for the sole purpose of increasing the number of shares authorized. Furthermore, management of the Company shall recommend to the shareholders to vote in favor of increasing the number of common shares authorized. Management shall also vote all of its Shares in favor of increasing the number of shares of Common Stock authorized.

     (6)  Voting  Rights,Holder(s)  of  Series  A Preferred Shares shall have no
          ---------------
voting rights, except as required by law, including but not limited to the General Corporation Law of the State of Nevada and as expressly provided in this Certificate of Designations.

     (7)  Liquidation,  Dissolution, Winding-Up.In the event of any voluntary or
          --------------------------------------
involuntary liquidation, dissolution, or winding up of the Company, the holder(s) of the Series A Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "PREFERRED FUNDS"), before any amount shall be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series A Preferred Shares in respect of the preferences as to the distributions and payments on the liquidation, dissolution and winding up of the Company, an amount per Series A Preferred Share equal to the sum off (i) $ 10,000 and (ii) an amount equal to the product of (.05) (N/365) ($10,000) (such sum being referred to as the "LIQUIDATION VALUE"); provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Series A Preferred Shares and holder(s) of shares of other classes or series of preferred stock of the Company that are of equal rank with the Series A Preferred Shares as to payments of Preferred Funds (the "PARI PASSU SHARES"), then each holder of Series A Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a liquidation preference, in accordance with their respective Certificate of Designations, Preferences and Rights as a percentage or the full amount of Preferred Funds payable to ail holders of Series A Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class in any manner permitted by law, shall not for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other Person, nor the sale or transfer by the Company of less than substantially ail of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Series A Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

     (10)  Preferred  Rate.All shares of Common Stock shall be of junior rank to
           ----------------
all Series A Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution, and winding up of the Company. The rights of the shares of Common Stock shall be subject to the Preferences and relative rights of the Series A Preferred Shares. The Series A Preferred Shares


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
shall be of greater than any Series of Common or Preferred Stock hereinafter issued by the Company. Without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, the Company shall not hereafter authorize or issue additional or other capital stock that is of senior or equal rank to the Series A Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. Without the prior express written consent of the holders off not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, the Company shall not hereafter authorize or make any amendment to the Company's Certificate of Incorporation or bylaws, or make any resolution of the board of directors with the Nevada Secretary of State containing any provisions, which would adversely affect or otherwise impair the rights or relative priority of the holders of the Series A Preferred Shares relative to the holders of the Common Stock or the holders of any other class of capital stock. In the event of the merger or consolidation of the Company with or into another corporation, the Series A Preferred Shares shall maintain their relative powers, designations, and preferences provided for herein and no merger shall result inconsistent therewith.

(11)  Restriction  on  Redemption  and  Dividends.
      --------------------------------------------

     (a)  Restriction  on  Dividend.If  any  Series  A  Preferred  Shares  are
          --------------------------
outstanding, without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, the Company shall not directly or indirectly declare, pay or make any dividends or other distributions upon any of the Common Stock so long as written notice thereof has been given to holders of the Series A Preferred Shares at least 30 days prior to the earlier of (a) the record date taken for or (b) the payment of any such dividend or other distribution. Notwithstanding the foregoing, this
Section 10(a) shall not prohibit the Company from declaring and paying a dividend in cash with respect to the Common Stock so long as the Company: (i) pays simultaneously to each holder of Series A Preferred Shares an amount in cash equal to the amount such holder(s) would have received had all of such holder(s) Series A Preferred Shares been converted to Common Stock pursuant to
Section 2 hereof one business day prior to the record date for any such dividend, and (ii) after giving effect to the payment of any dividend and any other payments required in connection therewith including to the holder(s) of the Series A Preferred Shares under clause 10(a)(i) hereof, the Company has in cash or cash equivalents an amount equal to the aggregate of: (A) all of its liabilities reflected on its most recently available balance sheet, (B) the amount of any indebtedness incurred by the Company or any of its subsidiaries since its most recent balance sheet and (C) 125% of the amount payable to all holder(s) of any shares of any class of preferred stock of the Company assuming a liquidation of the Company as the date of its most recently available balance sheet.

     (b)  Restriction  on  Redemption. If any  Series  A  Preferred  Shares  are
          ----------------------------
outstanding, without the prior express written consent of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, the Company shall not directly or indirectly redeem, purchase or otherwise acquire from any person or entity' other than from a direct or indirect wholly-owned subsidiary of the Company, or permit any subsidiary of the Company to redeem, purchase or otherwise acquire from any person or entity other than from the Company or another direct or indirect wholly-owned subsidiary of the


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Company,  any of the Company's or any subsidiary's capital stock or other equity securities (including, without limitation, warrants, options and other rights to acquire such capital stock or other equity securities).

     (12) Vote to Change the Terms of Series A Preferred Shares. The affirmative
          ------------------------------------------------------
vote at a meeting duly called for such purpose or the written consent without a meeting, of the holders of not less than two-thirds (2/3) of the then outstanding Series A Preferred Shares, shall be required for any change to this Certificate of Designations or the Company's Certificate of Incorporation which would amend, alter, change or repeal any of the powers, designations, preferences and rights of the Series A Preferred Shares.

     (13) Lost  or  Stolen Certificates. Upon receipt by the Company of evidence
          ------------------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the Series A Preferred Shares, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue preferred stock certificates if the holder(s) contemporaneously requests the Company to convert such Series A Preferred Shares into Common Stock.

     (14) Withholding  Tax  Obligations  Notwithstanding  anything herein to the
          ------------------------------
contrary, to the extent that the Company receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is required by applicable federal laws or regulations and delivers a copy of such written advice to the holders of the Series A Preferred Shares so effected, the Company may reasonably condition the making of any distribution (as such term is defined under applicable federal tax law and regulations) in respect of any Series A Preferred Shares on the holder of such Series A Preferred Shares depositing with the Company an amount of cash sufficient to enable the Company to satisfy its withholding tax obligations (the "WITHHOLDING TAX") with respect to such distribution, Notwithstanding the foregoing or anything to the contrary, if any holder of the Series A Preferred Shares so effected receives advice in writing from its counsel that there is a reasonable basis to believe that the Company is not so required by applicable federal laws or regulations and delivers a copy of such written advice to the Company, the Company shall not be permitted to condition the making of any such distribution in respect of any Series A Preferred Share on the holder of such Series A Preferred Shares depositing with the Company any Withholding Tax with respect to such distribution, provided,
                                                                       ---------
however,the Company may reasonably condition the making of any such distribution
-------
in respect of any Series A Preferred Share on the holder of such Series A Preferred Shares executing and delivering to the Company, at the election of the holder, either: (i) if applicable, a property completed Internal Revenue Service Form 4224, or (a) an indemnification agreement in reasonably acceptable form, with respect to any federal tax liability, penalties and interest that may be imposed upon the Company by the Internal Revenue Service as a result of the Company's failure to withhold in connection with such distribution to such holder. If the conditions in the preceding two sentences are fully satisfied, the Company shall not be required to pay any additional damages set forth in
Section  2(f)(v)  of  this  Certificate of Designations if its failure to timely


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deliver  any  Conversion  Shares  results  solely  from the holder(s) failure to deposit any withholding tax hereunder or provide to the Company an executed indemnification agreement in the form reasonably satisfactory to the Company.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]


IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by Jack Marshall, its President, as of the 3rd day of March , 2000.

PHOTOLOFT.COM


By:
Name:  Jack  Marshall
Title:  President


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